UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2008
VITESSE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-31614 (Commission File Number)	77-0138960 (IRS Employer Identification No.)
741 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Vitesse Semiconductor Corporation (the “Company”) has adopted a Fiscal Year 2008 Executive Bonus Plan (the “Plan”) to provide members of the executive staff of the Company with the opportunity to earn incentive bonuses based on 1) the Company's attainment of specific financial performance objectives for the fiscal year (“EBITDA Bonus”) and 2) the executive's achievement of designated personal goals (“Goals Bonus”). Awards under the Plan may be made only to “Eligible Persons,” which is defined to be any "officer," as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (except the President/Chief Executive Officer), and any Vice President or Director level employee who is a member of the executive staff. Any bonus for employees who become “Eligible Persons” after the beginning of fiscal year 2008 will be prorated.

The EBITDA Bonus will be based on the Company achieving a certain level of Adjusted EBITDA (as defined below) during the fiscal year. The EBITDA Bonus will be calculated by multiplying a participant’s Base Pay (as defined) by the EBITDA Factor. The EBITDA Factor can range from 0% to 20%, depending on the Adjusted EBITDA achieved by the Company. The Goals Bonus will be based upon the participant achieving certain individual personal goals established by the Chief Executive Officer of the Company. The Goals Bonus provides a higher level of bonus payout for achieving the personal goals ( 2x (Base Pay x EBITDA Factor) x (percent of goals attained)). Whether a participant has attained a personal goal in whole or in part shall be determined by the Chief Executive Officer of the Company in his sole discretion.

Bonus Payments, if earned, will be paid out 50% by the end of the second quarter of fiscal year 2009 and 50% by the end of the fourth quarter of fiscal year 2009. A participant's right to receive a bonus will become vested if the participant is actively employed or on an approved leave of absence on September 30, 2008.

“Adjusted EBITDA” is defined under the Plan as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation and non-recurring professional fees. Any other exceptions to the above definition will need to be approved semi-annually by the Compensation Committee of the Board of Directors of the Company.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 24, 2008, the Board of Directors of the Company, pursuant to Section 3.02 of the Bylaws of the Company, adopted a resolution establishing the exact number of directors of the Company at seven (7).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2008

VITESSE SEMICONDUCTOR CORPORATION

By: /s/ MICHAEL B. GREEN

Michael B. Green

Vice President, General Counsel and Secretary